Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS ANNOUNCES RESULTS FOR
THIRD QUARTER 2009
•	Consolidated operating revenues of $1.14 billion

•	Consolidated operating income before depreciation and amortization, or OIBDA, of $300 million

•	Net subscriber additions of 329,000

•	Consolidated operating income of $186 million and consolidated net income of $117 million, or $0.70 per basic share
RESTON, Va. — October 22, 2009 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2009. During the quarter, the Company added 329,000 net subscribers to its network, bringing its ending subscriber base to over 7.0 million, a 21% increase in the ending subscriber base compared to the end of the third quarter of 2008. Financial results for the quarter included consolidated operating revenues of $1.14 billion, a 3% decrease when compared to the third quarter of 2008, and consolidated operating income before depreciation and amortization, or OIBDA, of $300 million for the quarter, a 9% decrease compared to the same period last year.
The financial results for the third quarter of 2009 reflect significantly lower average exchange rates for currencies in the Company’s Latin American markets compared to the average exchange rates that prevailed in the third quarter of 2008. Comparing the Company’s results for the third quarter of 2009 with the results for the third quarter of 2008 on a constant currency basis, which adjusts the results by using the same average currency exchange rates for the third quarter of 2009 and 2008, operating revenues grew by 17% and OIBDA grew by 30% compared to the third quarter of 2008. For the third quarter of 2009, the Company generated consolidated operating income of $186 million and consolidated net income of $117 million, or $0.70 per basic share. Consolidated net income for the quarter included $45 million of foreign currency transaction gains primarily related to the strengthening of currency exchange rates of the Brazilian Real relative to the U.S. dollar during the third quarter of 2009 compared to the second quarter of 2009.
The Company continued to invest in the expansion of the coverage and capacity of its networks during the quarter reporting total third quarter 2009 capital expenditures of $159 million, with $83 million of this investment focused in Brazil and $21 million used in the deployment of the company’s 3G network in Peru.

“Our third quarter financial and operational results reflected an improvement in gross subscriber additions and churn, driving strong subscriber growth and increased profitability during the quarter,” said Steve Dussek, NII Holdings’ Chief Executive Officer. “We saw improvements in our operations in Mexico as the implementation of our strategies to enhance customer retention and improve the quality of our customer base generated solid results in terms of lower churn and higher subscriber growth. We believe that these efforts will position Nextel Mexico to capture profitable growth over the long-term. Our Brazilian market delivered record levels of net subscriber additions and segment earnings during the period as our investments there are providing Nextel Brazil with the tools necessary for future success.”
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $46 for the third quarter of 2009, down significantly when compared to the same period last year due primarily to weaker local currencies, but up sequentially due to more favorable foreign currency exchange rates in some of the Company’s markets. The Company also reported churn of 1.93% for the third quarter, an increase over the 1.87% churn level in the third quarter 2008, but a 20 basis point improvement over the 2.15% level reported in the second quarter. Consolidated cost per gross add, or CPGA, was $268 for the third quarter 2009, a significant improvement over the third quarter of 2008 reflecting the impact of lower handset subsidies and lower foreign currency exchange rates.
“Our balanced approach to growth and profitability drove our strong financial performance as we generated a 17% increase in revenue and a 30% increase in OIBDA over the third quarter of last year when comparing our results on a constant currency basis,” said Gokul Hemmady, NII’s Vice President and Chief Financial Officer. “Our focus on increasing our sales and improving customer retention resulted in solid net subscriber growth, with the consolidated subscriber base at quarter end growing 21% over the subscriber base at the end of the third quarter of 2008. We believe that the investments that we have made and will continue to make in our business will enhance our position as one of the premier wireless providers in Latin America.”
The Company ended the quarter with approximately $2.9 billion in total long-term debt, which includes $1.55 billion face amount of convertible notes, $781M in discounted senior notes that were issued during the third quarter, $355 million in syndicated loan facilities, and $241 million in local currency tower financing obligations, capital leases and other obligations. With quarter-end consolidated cash and short term investments of over $2.0 billion, the Company’s net debt at the end of the quarter was $890 million.
The Company is maintaining its 2009 outlook for net subscriber additions, consolidated operating revenues, consolidated OIBDA, and capital expenditures for the year. The Company’s 2009 outlook for each of these measures remains as follows:
•	Net subscriber additions — 1.1 to 1.2 million

•	Consolidated operating revenues — $4.1 billion to $4.3 billion

•	OIBDA — $1.0 billion to $1.1 billion

•	Capital expenditures — $750 million to $800 million.
The Company’s 2009 OIBDA outlook includes the impact of approximately $70 million of non-cash stock option compensation expense. The Company’s 2009 outlook for each of these measures is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the remainder of the year.
The information regarding the Company’s outlook and objectives for 2009 is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as the Company’s other filings with the SEC.
The Company’s current and prior period results prepared in accordance with GAAP provided throughout this press release reflect the impact of the Company’s adoption of ASC 470-20 (formerly FASB Staff Position APB 14-1: Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including partial Cash Settlement)), in the first quarter of 2009.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and Net Debt, as well as information based on consolidated operating revenues, consolidated OIBDA and consolidated ARPU that are compared on a constant currency basis, which adjusts the Company’s results using the same average currency exchange rates for third quarter of 2009 and 2008. These measures and the amounts reported on a constant currency basis are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s third quarter 2009 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectTM, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to NII Holdings’ ability to achieve the operating and financial results described in its 2009 guidance, the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets NII Holdings serves, the impact on NII Holdings’ financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which NII Holdings operates compared to the U.S. dollar, the risk that network technologies will not perform properly or support the services that customers want or need including the risk that technology developments to support those services will not be timely delivered, the risk that customers in the markets NII Holdings serves will not find its services attractive, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed on February 26, 2009, NII Holdings’ Current Report on Form 8-K that was filed on August 5, 2009 and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(in millions, except per share amounts, and unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$2,980.8	$3,106.9	$1,078.3	$1,116.1
Digital handset and accessory revenues	181.8	173.0	64.1	66.6

	3,162.6	3,279.9	1,142.4	1,182.7

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	862.0	848.6	316.8	305.6
Cost of digital handset and accessory sales	472.7	455.9	161.7	162.5
Selling, general and administrative	1,015.9	1,054.0	363.9	384.0
Depreciation	289.0	285.9	106.1	102.8
Amortization	21.3	25.4	7.6	8.9

	2,660.9	2,669.8	956.1	963.8

Operating income	501.7	610.1	186.3	218.9

Other income (expense)
Interest expense	(145.3)	(156.0)	(58.6)	(53.3)
Interest income	19.7	53.3	3.3	16.8
Foreign currency transaction gains (losses), net	101.3	(16.1)	45.1	(56.4)
Other income (expense), net	4.3	(12.8)	(1.3)	(7.6)

	(20.0)	(131.6)	(11.5)	(100.5)

Income before income tax provision	481.7	478.5	174.8	118.4
Income tax provision	(159.8)	(138.5)	(57.8)	(34.0)

Net income	$321.9	$340.0	$117.0	$84.4

Net income per common share, basic	$1.94	$2.03	$0.70	$0.51

Net income per common share, diluted	$1.91	$1.99	$0.69	$0.50

Weighted average number of common shares outstanding, basic	165.9	167.3	166.1	165.7

Weighted average number of common shares outstanding, diluted	173.5	176.1	174.2	174.4

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30,	December 31,
	2009	2008
	(unaudited)
Cash and cash equivalents	$2,001.2	$1,243.3
Short-term investments	36.4	82.0
Accounts receivable, less allowance for doubtful accounts of $37.8 and $27.9	591.1	454.8
Property, plant and equipment, net	2,413.7	1,892.1
Intangible assets, net	321.7	317.9
Total assets	6,737.2	5,090.1
Long-term debt, including current portion	3,043.0	2,133.1
Total liabilities	4,169.4	3,178.0
Stockholders’ equity	2,567.8	1,912.1

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	September 30,
	2009	2008
Total digital subscribers (as of September 30)	7,037.5	5,839.3
Net subscriber additions	329.5	394.5
Churn (%)	1.93%	1.87%

Average monthly revenue per handset/unit in service (ARPU) (1)	$46	$59

Cost per gross add (CPGA) (1)	$268	$318
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$1,328.7	$1,583.2	$451.0	$559.1
Digital handset and accessory revenues	58.1	67.6	19.8	28.4

	1,386.8	1,650.8	470.8	587.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	262.3	308.8	90.2	109.8
Cost of digital handset and accessory sales	267.2	279.6	87.9	102.0
Selling, general and administrative	359.0	459.9	121.3	164.7
Management fee	23.8	25.1	7.9	8.3
Depreciation and amortization	123.9	148.7	43.0	52.5

	1,036.2	1,222.1	350.3	437.3

Operating income	$350.6	$428.7	$120.5	$150.2

Total digital subscribers (as of September 30)			2,909.7	2,584.8
Net subscriber additions			74.8	149.1
Churn (%)			2.24%	2.29%

ARPU (1)			$47	$68

CPGA (1)			$362	$422

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$1,103.4	$976.7	$445.9	$360.1
Digital handset and accessory revenues	76.4	54.9	27.4	20.0

	1,179.8	1,031.6	473.3	380.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	400.2	344.3	160.4	125.7
Cost of digital handset and accessory sales	113.6	87.1	39.9	28.4
Selling, general and administrative	344.6	317.5	135.1	118.6
Depreciation and amortization	124.3	109.6	49.6	40.5

	982.7	858.5	385.0	313.2

Operating income	$197.1	$173.1	$88.3	$66.9

Total digital subscribers (as of September 30)			2,290.9	1,675.0
Net subscriber additions			184.8	149.1
Churn (%)			1.38%	1.34%

ARPU (1)			$58	$64

CPGA (1)			$220	$257
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$361.5	$378.4	$117.9	$137.3
Digital handset and accessory revenues	27.3	36.4	10.0	13.0

	388.8	414.8	127.9	150.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	129.8	132.8	42.0	47.5
Cost of digital handset and accessory sales	47.4	55.4	18.4	20.0
Selling, general and administrative	93.6	98.6	32.8	36.6
Depreciation and amortization	28.9	28.9	9.4	10.4

	299.7	315.7	102.6	114.5

Operating income	$89.1	$99.1	$25.3	$35.8

Total digital subscribers (as of September 30)			1,003.7	938.0
Net subscriber additions			18.0	41.1
Churn (%)			2.17%	1.75%

ARPU (1)			$34	$43

CPGA (1)			$220	$212

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues
Service and other revenues	$178.3	$163.2	$60.0	$57.6
Digital handset and accessory revenues	19.9	14.0	6.8	5.1

	198.2	177.2	66.8	62.7

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	64.5	58.9	22.1	21.0
Cost of digital handset and accessory sales	41.9	32.2	14.6	11.6
Selling, general and administrative	72.2	52.7	25.7	19.3
Depreciation and amortization	23.1	15.2	8.3	5.3

	201.7	159.0	70.7	57.2

Operating income	$(3.5)	$18.2	$(3.9)	$5.5

Total digital subscribers (as of September 30)			795.6	620.7
Net subscriber additions			47.7	51.1
Churn (%)			2.03%	1.71%

ARPU (1)			$24	$30

CPGA (1)			$152	$167
NII Holdings, Inc. — Impact of Foreign Currency Fluctuations (1)

	3Q 2008 to 3Q 2009	3Q 2008 to 3Q 2009
	Actual Growth Rate	Normalized Growth Rate
Consolidated:
Operating revenues	(3)%	17%
Operating income before depreciation and amortization	(9)%	30%
Average monthly revenue per handset/unit in service (ARPU)	(22)%	(5)%
Nextel Mexico:
Operating revenues	(20)%	3%
Segment earnings	(19)%	22%
Average monthly revenue per handset/unit in service (ARPU)	(31)%	(11)%
Nextel Brazil:
Operating revenues	25%	39%
Segment earnings	28%	49%
Average monthly revenue per handset/unit in service (ARPU)	(9)%	2%
Nextel Argentina:
Operating revenues	(15)%	7%
Segment earnings	(25)%	13%
Average monthly revenue per handset/unit in service (ARPU)	(21)%	—

(1)	For information regarding ARPU, CPGA and the impact of foreign currency fluctuations, see “Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2009 and 2008” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2009	2008
Consolidated operating income	$186.3	$218.9
Consolidated depreciation	106.1	102.8
Consolidated amortization	7.6	8.9

Consolidated operating income before depreciation and amortization	$300.0	$330.6

NII Holdings, Inc.

Guidance
Estimate*
Year Ended
December 31,
2009
Consolidated operating income	$575.0 - 675.0
Consolidated depreciation	400.0
Consolidated amortization	25.0

Consolidated operating income before depreciation and amortization	$1,000.0 - 1,100.0

*	The Company’s guidance estimate for OIBDA for the year ended December 31, 2009 includes the impact of approximately $70 million of non-cash stock option compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company’s outlook and objectives for 2009 including its guidance estimate for OIBDA for the year ended December 31, 2009 is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Current Report on Form 8-K dated August 5, 2009 and the Company’s other filings with the SEC.
Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended
	September 30,
	2009	2008
Consolidated service and other revenues	$1,078.3	$1,116.1
Less: consolidated analog revenues	(0.5)	(1.3)
Less: consolidated other revenues	(126.9)	(122.1)

Total consolidated subscriber revenues	$950.9	$992.7

ARPU calculated with subscriber revenues	$46	$59

ARPU calculated with service and other revenues	$52	$66

Nextel Mexico

	Three Months Ended
	September 30,
	2009	2008
Service and other revenues	$451.0	$559.1
Less: analog revenues	(0.4)	(0.5)
Less: other revenues	(43.2)	(44.7)

Total subscriber revenues	$407.4	$513.9

ARPU calculated with subscriber revenues	$47	$68

ARPU calculated with service and other revenues	$52	$74

Nextel Brazil

	Three Months Ended
	September 30,
	2009	2008
Service and other revenues	$445.9	$360.1
Less: analog revenues	(0.1)	(0.7)
Less: other revenues	(61.2)	(53.6)

Total subscriber revenues	$384.6	$305.8

ARPU calculated with subscriber revenues	$58	$64

ARPU calculated with service and other revenues	$68	$75

Nextel Argentina

	Three Months Ended
	September 30,
	2009	2008
Service and other revenues	$117.9	$137.3
Less: other revenues	(16.9)	(19.2)

Total subscriber revenues	$101.0	$118.1

ARPU calculated with subscriber revenues	$34	$43

ARPU calculated with service and other revenues	$40	$50

Nextel Peru

	Three Months Ended
	September 30,
	2009	2008
Service and other revenues	$60.0	$57.6
Less: other revenues	(5.1)	(4.6)

Total subscriber revenues	$54.9	$53.0

ARPU calculated with subscriber revenues	$24	$30

ARPU calculated with service and other revenues	$26	$32

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2009	2008
Consolidated digital handset and accessory revenues	$64.1	$66.6
Less: consolidated uninsured replacement revenues	(4.5)	(4.3)

Consolidated digital handset and accessory revenues, net	59.6	62.3
Less: consolidated cost of handset and accessory sales	161.7	162.5

Consolidated handset subsidy costs	102.1	100.2
Consolidated selling and marketing	133.1	158.1

Costs per statement of operations	235.2	258.3
Less: consolidated costs unrelated to initial customer acquisition	(40.0)	(31.1)

Customer acquisition costs	$195.2	$227.2

Cost per Gross Add	$268	$318

Nextel Mexico

	Three Months Ended
	September 30,
	2009	2008
Digital handset and accessory revenues	$19.8	$28.4
Less: uninsured replacement revenues	(2.3)	(2.7)

Digital handset and accessory revenues, net	17.5	25.7
Less: cost of handset and accessory sales	87.9	102.0

Handset subsidy costs	70.4	76.3
Selling and marketing	59.8	87.5

Costs per statement of operations	130.2	163.8
Less: costs unrelated to initial customer acquisition	(33.0)	(28.0)

Customer acquisition costs	$97.2	$135.8

Cost per Gross Add	$362	$422

Nextel Brazil

	Three Months Ended
	September 30,
	2009	2008
Digital handset and accessory revenues	$27.4	$20.0
Less: uninsured replacement revenues	(2.3)	(1.5)

Digital handset and accessory revenues, net	25.1	18.5
Less: cost of handset and accessory sales	39.9	28.4

Handset subsidy costs	14.8	9.9
Selling and marketing	50.4	46.6

Costs per statement of operations	65.2	56.5
Less: costs unrelated to initial customer acquisition	(4.4)	(1.8)

Customer acquisition costs	$60.8	$54.7

Cost per Gross Add	$220	$257

Nextel Argentina

	Three Months Ended
	September 30,
	2009	2008
Digital handset and accessory revenues, net	$10.0	$13.0
Less: cost of handset and accessory sales	18.4	20.0

Handset subsidy costs	8.4	7.0
Selling and marketing	11.6	12.9

Costs per statement of operations	20.0	19.9
Less: costs unrelated to initial customer acquisition	(1.8)	(0.9)

Customer acquisition costs	$18.2	$19.0

Cost per Gross Add	$220	$212

Nextel Peru

	Three Months Ended
	September 30,
	2009	2008
Digital handset and accessory revenues, net	$6.8	$5.1
Less: cost of handset and accessory sales	14.6	11.6

Handset subsidy costs	7.8	6.5
Selling and marketing	7.5	8.3

Costs per statement of operations	15.3	14.8
Less: costs unrelated to initial customer acquisition	(0.9)	(1.0)

Customer acquisition costs	$14.4	$13.8

Cost per Gross Add	$152	$167

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2009 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,804.8
Add: reduction to long-term debt pursuant to implementation of FSP APB 14-1	122.5
Less: cash and cash equivalents	(2,001.2)
Less: short-term investments	(36.4)

Net debt	$889.7

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures from the third quarter of 2008 to the same period in 2009 by (i) adjusting the relevant measures for the third quarter of 2008 to levels that would have resulted if the average foreign currency exchange rates in the third quarter of 2008 were the same as the average foreign currency exchange rates that were in effect in the third quarter of 2009 and (ii) by comparing the actual and adjusted 2008 financial measures to the similar financial measures for the third quarter of 2009 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization and average monthly revenue per handset/unit in service on a consolidated basis and for Nextel Mexico, Nextel Brazil and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended September 30, 2009 and 2008. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended September 30, 2009 and 2008 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance in the third quarter of 2008 compared to the third quarter of 2009 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in millions, except ARPU)

					3Q 2008	3Q 2008
	Three Months Ended September 30,				to 3Q 2009	to 3Q 2009
	2008	2008	2008	2009	Actual Growth	Normalized
	Actual	Adjustment (1)	Normalized (1)	Actual	Rate (2)	Growth Rate (3)
Consolidated:
Operating revenues	$1,182.7	$(202.8)	$979.9	$1,142.4	(3)%	17%
Operating income before depreciation and amortization	330.6	(100.7)	229.9	300.0	(9)%	30%
Average monthly revenue per handset/unit in service (ARPU)	59	(10)	49	46	(22)%	(5)%
Nextel Mexico:
Operating revenues	$587.5	$(131.0)	$456.5	$470.8	(20)%	3%
Segment earnings	211.0	(70.0)	141.0	171.4	(19)%	22%
Average monthly revenue per handset/unit in service (ARPU)	68	(15)	53	47	(31)%	(11)%
Nextel Brazil:
Operating revenues	$380.1	$(40.7)	$339.4	$473.3	25%	39%
Segment earnings	$107.4	(15.1)	92.3	137.9	28%	49%
Average monthly revenue per handset/unit in service (ARPU)	64	(7)	57	58	(9)%	2%
Nextel Argentina:
Operating revenues	$150.3	$(30.9)	$119.4	$127.9	(15)%	7%
Segment earnings	46.2	(15.6)	30.6	34.7	(25)%	13%
Average monthly revenue per handset/unit in service (ARPU)	43	(9)	34	34	(21)%	—

(1)	The 2008 Normalized amounts reflect the impact of applying the monthly average foreign currency exchange rates for each of the three months ended September 30, 2009 to the operating revenues earned in foreign currencies and to the other components of each of the 2008 actual financial measures shown above for the three months ended September 30, 2008, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the column “2008 Adjustment” reflect the amount determined by subtracting the 2008 Normalized amounts calculated as described in the preceding sentence from the 2008 Actual amounts and reflect the impact of the year over year change in the average foreign currency exchange rates on each of the financial measures for 2008. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended September 30, 2008 and 2009 for purposes of these calculations were as follows:

	2008			2009
	July	August	September	July	August	September
Mexican peso	10.24	10.09	10.60	13.36	13.03	13.41
Brazilian real	1.59	1.61	1.80	1.93	1.85	1.82
Argentine peso	3.02	3.03	3.08	3.81	3.84	3.84

(2)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2008 Actual column with those in the 2009 Actual column.

(3)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2008 Normalized column with those in the 2009 Actual column.